                                                                                              EXHIBIT 12
                                          PENNZOIL-QUAKER STATE COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the nine months ended
                                                                                          September 30
                                                                             ----------------------------------
                                                                                 2000                  1999
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Loss from continuing operations
     before income from equity investees                                     $    (21,256)        $    (23,888)
Distribution of income from equity investees                                       18,250               21,227
Amortization of capitalized interest                                                  679                1,472
Income tax provision                                                               17,272                9,617
Interest charges                                                                   92,055               81,926
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    107,000         $     90,354
                                                                             =============        =============

Fixed charges                                                                $     92,055         $     81,926
                                                                             =============        =============

Amount by which fixed charges exceeds earnings                                       -                    -
                                                                             =============        =============
Ratio of earnings to fixed charges                                                   1.16                1.10
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                 For the nine months ended
                                                                                       September 30
                                                                             ----------------------------------
                                                                                 2000                 1999
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Operations
  which includes amortization of debt discount, expense and premium          $     69,576         $     58,965
Add: portion of rental expense representative of interest factor <F1>              22,479               22,961
                                                                             -------------        -------------
  Total fixed charges                                                        $     92,055         $     81,926

Less: interest capitalized per Consolidated Statement of Operations                  -                    -
                                                                             -------------        -------------
  Total interest charges                                                     $     92,055         $     81,926
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.